Exhibit (n)(2)

APPENDIX A

Funds and Classes as of: September 29, 2026

Fund	Classes
Conductor Global Equity Value ETF	[no class designation]
CWP Premium Dividend ETF	[no class designation]
CWP Premium Growth ETF	[no class designation]
Holbrook Income Fund	Class A Investor Class Class I
Holbrook Structured Income Fund	Class A Investor Class Class I
Holbrook Total Return Fund	Class A Investor Class Class I
Recurrent MLP & Infrastructure Fund	Class I
Redwood Managed Volatility Fund	Class I Class N Class Y
Redwood Managed Municipal Income Fund	Class I
Redwood AlphaFactor Tactical International Fund	Class I
Redwood Systematic Macro Trend Fund	Class I Class N
LeaderShares AlphaFactor Core ETF	[no class designation]
LeaderShares AlphaFactor Tactical Focused ETF	[no class designation]
LeaderShares Dynamic Yield ETF	[no class designation]
Liberty One Spectrum ETF	[no class designation]
Liberty One Defensive Dividend Growth ETF	[no class designation]
Liberty One Tactical Income ETF	[no class designation]
Simplify Affinity World Leaders Equity ETF	[no class designation]
Tactical Dividend Momentum Fund	Class A Class C Class I Class R

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